Exhibit 10.1

November 11, 2003

SILICON GRAPHICS, INC.

SILICON GRAPHICS FEDERAL, INC.

1600 Amphitheatre Parkway

Mountain View, California 94043

Attn:  Jean Furter, Vice President and Treasurer

Re:          Amended and Restated Loan and Security Agreement

Dear Jean:

Reference is made to that certain Amended and Restated Loan and Security Agreement, dated as of September 20, 2002 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”), entered into among Silicon Graphics, Inc., a Delaware corporation (“Parent”), Silicon Graphics Federal, Inc., a Delaware corporation (together with Parent, “Borrowers”), the Lenders signatory thereto (the ‘Lenders”), and Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”). Capitalized terms, which are used herein but not defined herein, shall have the meanings ascribed to them in the Loan Agreement.

Borrowers have requested that (a) the Loan Agreement be amended to provide for a revised percentage of the aggregate principal amount of Senior Convertible Notes for which Parent is required to cause the extension of the Current Senior Convertible Note Maturity Date and (b) Agent consent to the creation of a junior priority Lien on certain of the assets of Parent.

Subject to the satisfaction of the terms and conditions set forth in this letter agreement, Agent is willing to grant the amendment and consent requested by Borrowers as described in the preceding sentence.

NOW, THEREFORE, Agent and Borrowers hereby agree to the following:

1.             Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order or amending and restating the following definition in its entirety, as the case may be:

“Exchange Commitments’ means the commitment by holders of Senior Convertible Notes of not less than 80% of the outstanding principal amount of Senior Convertible Notes to exchange said Senior Convertible Notes pursuant to the Exchange Offer.”

“Exchange Offer’ means the offer by Parent to exchange Parent’s 6.5% Senior Secured Convertible Notes due 2009 and 11.75% Secured Senior Notes due 2009 for Senior Convertible Notes, in accordance with Parent’s filings with the SEC.”

“New Indentures’ means (a) the Indenture, with respect to 6.5% Senior Secured Convertible Notes due 2009, and (b) the Indenture, with respect to 11.75% Secured Senior Notes due 2009, each proposed to be entered into between Parent and Trustee.”

“Permitted Liens’ means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers’ business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrowers’ business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrowers’ business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) any Lien with respect to any Real Property, and (l) provided that all of the conditions precedent set forth in Section 3 of the letter agreement, dated November 11, 2003, among the parties hereto are satisfied prior to March 5, 2004.  Liens in favor of Trustee pursuant to the terms of the New Indentures.”

“Required Exchange Approvals’ means, collectively, the valid tender by holders of Senior Convertible Notes of not less than 80% of the outstanding principal amount of Senior Convertible Notes pursuant to the Exchange Offer and the majority vote of the shareholders of the common stock of Parent approving the reservation of shares to be issued on conversion of the notes issued in the Exchange Offer.”

“Trustee’ means U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America.”

2.             Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Term.  This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders, and shall continue in full force and effect for a term ending on April 13, 2005 (the ‘Maturity Date”); provided, however, that, if on or before March 5, 2004 Parent has not (i) extended the Current Senior Convertible Note Maturity Date to a date no earlier than October 10, 2005 for not less than 80% of the principal amount of the Senior Convertible Notes (including by way of an exchange offer), or (ii) in a manner satisfactory to Agent in its sole discretion, made adequate alternative provisions for extension of the Current Senior Convertible Note Maturity Date, then the Maturity Date will accelerate to June 2, 2004.  The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement pursuant to Section 9.1.”

3.             The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this letter agreement and each and every provision hereof;

a.             The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

b.             No Event of Default shall have occurred between the date hereof and the date of the effectiveness of this letter agreement;

c.             No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Government Authority against any Borrower or Agent;

d.             Agent shall have received from Borrowers an amendment fee (the “Amendment Fee”) in the amount of $90,000.  The Amendment Fee shall be payable on the earlier to occur of: (i) the date of receipt of the Exchange Commitments; and (ii) the date of the Required Exchange Approvals. When the Amendment Fee is payable as aforesaid, Agent shall be authorized to charge Borrowers’ Loan Account the Amendment Fee, which Amendment Fee shall be non-refundable when charged;

e.             Agent, Trustee and Borrowers shall have entered into an Intercreditor Agreement, substantially in the form of Exhibit A attached hereto and incorporated by reference herein, and with such changes as shall be in form and substance satisfactory to Agent in its sole and absolute discretion; and

f.              Agent shall have received from Parent an officer’s certificate certifying the occurrence of the Required Exchange Approvals (and, if applicable, receipt of the Exchange Commitments), in form and substance satisfactory to Agent.

4.             Notwithstanding the terms of Section 3 above, upon Agent’s receipt of a copy of this letter agreement executed by Borrowers, Agent shall be authorized to charge Borrowers’ Loan Account a negotiation fee (the “Negotiation Fee”) in the amount of $10,000; the Negotiation Fee shall be non-refundable when charged.

5.             This letter agreement constitutes an amendment to the Loan Agreement. Except as expressly set forth herein, the Loan Documents shall remain in full force and effect.

6.             Borrowers agree that all of Agent’s attorney’s fees and costs in drafting and negotiating this letter agreement are part of the Lender Group Expenses and are payable on demand.

7.             This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter agreement by telefacsimile shall be equally effective as delivery of a manually executed counterpart.

Please indicate your agreement with the foregoing by signing in the space provided below and returning the same to the undersigned.

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent

		By:	/s/ Thomas P. Shughrue
		Name:	Thomas P. Shughrue
		Title:	Vice President

Acknowledged and Agreed:

SILICON GRAPHICS, INC., a Delaware corporation

By:	/s/ Jean Furter
Name:	JEAN FURTER
Title:	VICE PRESIDENT TREASURER

SILICON GRAPHICS FEDERAL, INC., a Delaware corporation

By:	/s/ Jeff Zellmer
Name:	JEFF ZELLMER
Title:	VICE PRESIDENT